Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Colman Cheng, Chief Financial Officer	Mr. Crocker Coulson, President
China Nutrifruit Group Limited	CCG Investor Relations
Tel: + 852 9039 8111	Tel: +1-646-213-1915 (NY office)
Email: zsj@longheda.net	Email: crocker.coulson@ccgir.com
Website: www.chinanutrifruit.com	Website: www.ccgirasia.com

For Immediate Release

China Nutrifruit Group Limited Announces Second Quarter of Fiscal 2010 Results

Revenue increased 17% year-over-year to $19.3 million
Net income increased 27% to $6.4 million

Daqing, Heilongjiang Province, China – November 13, 2009 China Nutrifruit Group Limited (NYSE Amex: CNGL) (“China Nutrifruit” or “the Company”), a leading producer of premium specialty fruit based products in China (“PRC”), today reported financial results for the second quarter of its 2010 fiscal year ended September 30, 2009.

Second Quarter 2010 Highlights

  Net sales increased 17.2% year-over-year to $19.3 million
  Gross profit increased 24.2% year-over-year to $9.7 million, with gross margin of 50.1%
  Operating income increased 24.4% year-over-year to $8.5 million, with operating margin of 44.0%
  Net income increased 26.7% year-over-year to $6.4 million, or $0.18 per diluted share
  China Nutrifruit’s common stock is trading on NYSE Amex Market since August 27, 2009
  Launched a new bilingual corporate Web site under the domain name of www.chinanutrifruit.com
  Introduced the new blueberry glazed fruit product, which was well received by customers and accounted for 8.4% of net sales
  Awarded the High Tech Enterprise certification in Heilongjiang Province

“We are excited to report another quarter with strong growth in revenue and net income, due to growing market demand for our leading specialty fruit based products. We continue to benefit from growth in per capita disposable income and purchasing power as the Chinese government’s economic stimulus plan positively impacts consumer demand,” commented Mr. Jinglin Shi, CEO of China Nutrifruit. “During the quarter we launched a new blueberry glazed fruit product which quickly gained popularity and was well received by our consumers. We also expanded our market reach by adding two new distributors. With the completion of our recent financing, we are moving forward with our capacity expansion plans and expect to continue to achieve profitable growth in the future.”

Second Quarter 2010 Results

Net sales for the second quarter of fiscal 2010 were $19.3 million, up 17.2% from $16.5 million in the same quarter of fiscal 2009. The strong sales growth was primarily due to increased sales volume as a result of rising demand for the Company’s products. The company launched a new blueberry glazed fruit products during the quarter which gained strong consumer demand contributing to the overall sales growth. During the second quarter, net sales from concentrated juice products, which accounted for 41.6% of the total net sales, were $8.0 million, an increase of 6.7% from $7.5 million in the second quarter of fiscal year 2009. The new concentrate juice production line in Mu Dan Jiang reached over 90% of utilization rate during the fiscal quarter. Net sales from glazed fruit and nectar, which accounted for 19.7% and 16.1% of net sales, were $3.8 million and $3.1 million, up 45.8% and 25.0% from $2.6 million and $2.5 million in the second quarter of fiscal 2009, respectively. During the second quarter, the Company introduced its new blueberry glazed fruit products, which contributed $1.6 million of sales, or 8.4% of total sales. Beverages, which represented 5.1% of net sales, were $1.0 million, down 15.8% from $1.2 million in the second quarter of fiscal 2009.

Gross profit for the second quarter of 2010 was $9.7 million, up 24.2% from $7.8 million for the same period a year ago. Gross margin was 50.1% for the second quarter of 2010 compared to 47.3% in the second quarter of 2009. The increase in gross margin was due to a greater proportion of the product mix from glazed fruit and nectar products which provide higher margin of approximately 63.0% and 67.8%, respectively, compared with fruit concentrate and concentrate pulp products, which had gross margins of 45.6% and 33.2%, respectively, during the quarter. On a sequential basis, gross margin increased 8.2 percentage points from 41.9% in the first quarter of fiscal 2010.

In the second quarter of 2010, selling, general, and administrative expenses were $1.2 million, up 22.7% from $1.0 million a year ago. Selling expenses were $0.7 million, or 3.5% of net sales, compared to $0.7 million, or 4.0% of net sales, in the second quarter of fiscal 2009. The decline in selling expenses as a percentage of total revenue was due to less sales related travel expenses as the Company established business relationships with its customers, resulting in large, repeat orders from existing customers. General and administrative expenses were $0.5 million, up 64.5% from $0.3 million a year ago. The significant increase in expenses was due to higher professional fees and other expenses related to the Company’s status as a public company.

Operating income in the second quarter of fiscal 2010 was $8.5 million, an increase of 24.4% from $6.8 million a year ago.

Provision for income taxes was $2.2 million compared to $1.7 million a year ago.

Net income in the second quarter of fiscal 2010 was $6.4 million, or $0.18 per diluted share, up 26.7% from $5.0 million, or $0.26 per diluted share a year ago. The calculation of diluted earnings per share for the second quarter of fiscal 2010 is based on 36.2 million shares compared to share count of 19.3 million in the second quarter of fiscal 2009.

Six Months Results

For the six months ended September 30, 2009, net sales were $28.7 million, up 28.8% from $22.3 million in the six months ended September 30, 2009. Net sales from concentrated juice products, which accounted for 40.7% of total net sales in the first six months of fiscal 2010, were $11.7 million, up 20.1% from $9.7 million during the comparable period a year ago. Among the Company’s concentrated juice products, sales of crab apple and raspberry increased 45.9% and 345.3%, respectively. Net sales from glazed fruit and nectar, which accounted for 16.9% and 13.8% of net sales, were $4.8 million and $3.9 million, up 21.7% and 1.7% from $4.0 million and $3.9 million in the same period a year ago, respectively. Sales of concentrate pulp products accounted for 15.7% of total net sales and totaled $4.5 million, up 579.7% from $0.7 million the prior year.

Gross profit increased 23.9% to $13.6 million from $11.0 million a year ago. Gross margin was 47.5% in the first six months of fiscal year 2010 compared to 49.4% in the comparable period a year ago. Income from operations was $10.6 million, up 16.9% from $9.1 million last year. Net income for the six months ended September 30, 2009 was $7.9 million, or $0.22 per diluted share, up 9.7% from $7.2 million, or $0.65 per diluted share, in the same period of fiscal 2009. The calculation of diluted earnings per share for the first six months of fiscal 2010 is based on 36.2 million shares compared to share count of 11.1 million in the comparable period of fiscal 2009.

Financial Condition

As of September 30, 2009, China Nutrifruit had $15.5 million in cash and cash equivalents and proceeds from private placement held in escrow account, $5.1 million in total liabilities with no long term debt and working capital of $35.6 million. Shareholders’ equity stood at $53.0 million as of September 30, 2009.

In first six months of fiscal 2010, the Company used $0.2 million in cash flow from operating activities mainly due to build up of inventory during the peak production season and an increase in trade receivables as a result of increased sales during the quarter.

Recent Events

In October 2009, received aggregate gross proceeds of approximately $13.31 million from a private placement financing in which it issued a total of 403,418 units, comprised of one share of the Company’s newly-designated convertible preferred stock and a warrant to purchase 2.5 shares of the Company’s common stock. The Company plans to use the proceeds to increase production capacity and expand its product portfolio.

Business Outlook

China Nutrifruit has begun construction of a new glazed fruit production line, with an annual production capacity of 1,200 metric tons, and expects to begin production in the third quarter of fiscal 2010. This new production line will mainly produce the Company’s recently launched and increasingly popular blueberry glazed fruit product. The Company is also in the process of acquiring a concentrate pulp production line. With this acquisition China Nutrifruit will bring concentrate pulp production in-house, increase production capacity, improving its ability to manage production cycle and enhance profitability.

“The second quarter of fiscal 2010 marked a major milestone for China Nutrifruit, as our common began trading on the NYSE AMEX Stock Exchange and we raised capital to support our capacity expansion plans. With the growing demand for premium specialty fruit in the market, we are confident to execute our growth plan to increase production capacity and expand our market reach to increase market penetration in the more affluent areas in Eastern China,” said Mr. Shi. “Fruit juice and fruit products have relatively low consumption rates in China compared with the developed world and is a rapidly growing market, we are confident in our ability to capitalize on this market opportunity and create value for our shareholders. In fiscal 2010, we expect to achieve the make good target of $18.5 million in net income.”

Conference Call Information

Management will conduct a conference call at 10:00 a.m. Eastern Time on Friday, November 13, 2009 to discuss its second quarter 2010 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-481-7939. International callers should dial +1 617-847-8707. The pass code for the call is 449 613 08. If you are unable to participate in the call at this time, a replay will be available on Friday, November 13, 2009 at 12:00 p.m. Eastern Time, through Friday, November 27, 2009. To access the replay, dial 888-286-8010. International callers should dial 617-801-6888. The conference pass code is 894 600 66.

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network through 70 distributors in China. For more information, please visit http://www.chinanutrifruit.com .

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act"”). Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our plan for production capacity expansion, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the “Risk Factors” section of our Current Report on Form 10-Q filed on September 30, 2009, and other risks and uncertainties mentioned in our other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

–Financial Tables Follow –

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Stated in US Dollars)

	September 30,	March 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$4,590,725	$4,768,542
Cash held in escrow account	10,874,169	-
Trade receivables, net of allowance	12,827,089	11,423,996
Inventories, net	12,149,512	3,692,892
Other current assets	245,046	481,679
Total current assets	40,686,541	20,367,109
Property and equipment, net	15,894,325	16,614,930
Deferred tax assets	1,297,189	1,406,814
Land use rights, net	186,882	189,303
TOTAL ASSETS	$58,064,937	$38,578,156
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Other payables and accrued expenses	$1,751,250	$2,675,983
Trade payables	1,165,599	260,322
Income taxes payable	2,135,700	1,416,835
Total current liabilities	5,052,549	4,353,140

Non-current liabilities:
Amounts due to shareholders	-	7,407,748
TOTAL LIABILITIES	5,052,549	11,760,888
Noncontrolling interests	-	-
Commitments and Contingencies
Shareholders' equity
Preferred stock
Authorized: 5,000,000 shares, par value $0.001
Issued and outstanding: 359,502 shares as at September 30, 2009; (nil as at March 31, 2009)	360	-
Common stock
Authorized: 120,000,000 shares, par value $0.001
Issued and outstanding: 36,125,754 shares as at September 30, 2009; (36,125,754 shares as at March 31, 2009)	36,126	36,126
Additional paid-in-capital	35,035,775	16,746,971
Statutory reserves - restricted	2,873,880	2,873,880
Accumulated other comprehensive income	445,483	425,675
Retained earnings	14,620,764	6,734,616
TOTAL SHAREHOLDERS’ EQUITY	53,012,388	26,817,268
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,064,937	$38,578,156

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Stated in US Dollars)

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$19,324,868	$16,495,353	$28,683,933	$22,270,612
Cost of sales	(9,641,849)	(8,697,099)	(15,053,882)	(11,270,854)
Gross profit	9,683,019	7,798,254	13,630,051	10,999,758
Selling expenses	(677,760)	(656,299)	(1,498,140)	(1,088,036)
General and administrative expenses	(501,365)	(304,702)	(1,515,070)	(825,744)
Operating earnings	8,503,894	6,837,253	10,616,841	9,085,978
Other income (expenses)
Interest expense	-	(128,089)	-	(189,079)
Other income	31,623	6,009	39,367	19,447
Total other income (expenses)	31,623	(122,080)	39,367	(169,632)
Earnings before noncontrolling interests and income taxes	8,535,517	6,715,173	10,656,208	8,916,346
Provision for income taxes	(2,184,779)	(1,703,066)	(2,770,060)	(1,517,977)
Earnings before noncontrolling interests	6,350,738	5,012,107	7,886,148	7,398,369
Noncontrolling interests	-	-	-	(209,308)
Net earnings	6,350,738	5,012,107	7,886,148	7,189,061
Other comprehensive income
Foreign currency translation	17,500	(681,907)	19,808	(367,488)
Comprehensive income	$6,368,238	$4,330,200	$7,905,956	$6,821,573
Earnings per share
Basic	$0.1758	$0.2599	$0.2183	$0.6488
Diluted	$0.1753	$0.2599	$0.2179	$0.6488
Weighted average number of common stock outstanding
Basic	36,125,754	19,287,708	36,125,754	11,080,372
Diluted	36,226,175	19,287,708	36,187,189	11,080,372

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in US Dollars)

	Six months ended
	September 30,
	2009	2008
Operating activities:
Net earnings	$7,886,148	$7,189,061
Adjustments to reconcile net earnings to net cash used in operating activities
Noncontrolling interests	-	209,308
Depreciation and amortization	748,912	404,604
Benefit for deferred income taxes	109,625	(666,978)
Loss on disposal of property and equipment	-	287
Changes in operating assets and liabilities:
Trade receivables	(1,389,136)	(7,065,054)
Inventories	(8,448,704)	(10,451,177)
Prepayments	-	(1,749,140)
Other current assets	236,678	3,948
Trade payables	904,587	5,367,497
Income taxes payable	716,902	893,793
Advances from customers	-	4,166,599
Consideration payables	-	(5,343,723)
Amount due to a director	-	2,883,294
Amount due to an affiliate	-	(61,369)
Other payables and accrued expenses	(927,211)	1,534,100
Net cash used in operating activities	(162,199)	(2,684,950)
Investing activities:
Cash outflow from acquisition of subsidiaries	-	(1,441,647)
Purchases of property and equipment	-	(13,017,397)
Proceeds from disposal of property and equipment	-	3,892
Net cash used in investing activities	-	(14,455,152)
Financing activities:
Proceeds from borrowings	-	7,208,236
Repayment of borrowings	-	(2,883,294)
Amounts due to shareholders	-	7,348,686
Proceeds from issue of common stock	-	4,706,467
Proceeds from private placement	11,860,000	-
Cost of raising capital	(985,831)	(1,083,622)
Net cash provided by financing activities	10,874,169	15,296,473
Increase/(decrease) in cash and cash equivalents	10,711,970	(1,843,629)
Effect of exchange rate on cash and cash equivalents	(15,618)	(474,162)
Cash and cash equivalents at beginning of the period	4,768,542	7,104,849
Cash and cash equivalents and proceeds from private placement held in escrow account at end of the period	$15,464,894	$4,787,058
Analysis of balances:
Proceeds from private placement held in escrow account	$10,874,169	$-
Cash and cash equivalents	4,590,725	4,787,058
	$15,464,894	$4,787,058
Supplemental disclosure of cash flows information:
Cash paid for:
Interest	$-	$159,789
Income taxes	$1,943,534	$1,265,735
Supplemental disclosure of non-cash information:
Issuance of warrants	$327,000	$-

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